SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT


 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):  September 17, 1998


                              ACXIOM CORPORATION
           (Exact name of registrant as specified in its charter)


       Delaware                    0-13163                 71-0581897
(State of other jurisdiction    (Commission              (IRS Employer
  of incorporation)             File Number)             Identification No.)


301 Industrial Boulevard, Conway, Arkansas                  72033-2000
 (Address of principal executive offices)                   (Zip Code)


 Registrant's telephone number, including area code:  (501) 336-1000


 Former name or former address, if changed since last report; No change



 ITEM 5.   OTHER EVENTS.

      At an annual meeting of stockholders (the "Annual Meeting") of Acxiom Corporation (the "Company"), held on September 17, 1998, the stockholders of the Company approved the acquisition of May & Speh, Inc. ("May & Speh") pursuant to a merger of a wholly owned subsidiary of the Company with and into May & Speh (the "Merger"). The Merger became effective on September 17, 1998. As a result of the Merger, the holders of the outstanding shares of May & Speh's common stock, $.01 par value (the "May & Speh Common Stock"), will receive 0.8 of a share of common stock, $.10 par value, of the Company for each share of May & Speh Common Stock held.

      The Company incorporates by reference into the Current Report on Form 8-K the additional information about the Merger set forth in the joint press release of the Company and May & Speh, dated September 17, 1998, a copy of which is attached hereto as Exhibit 99.1.

 ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (c)  Exhibits

      99.1 Joint Press Release of the Company and May & Speh dated September 17, 1998 (announcing consummation of Merger).


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               ACXIOM CORPORATION


                               By:   /s/ Catherine L. Hughes
                                    _________________________________
                                    Name:  Catherine L. Hughes
                                    Title: Secretary and
                                           General Counsel


 Date:  September 18, 1998



                               EXHIBIT INDEX


 EXHIBIT NO.                   DESCRIPTION

      99.1 Joint Press Release of the Company and May & Speh dated September 17, 1998 (announcing consummation of Merger).